Exhibit 5.1

June 16, 2021

The Board of Directors
Better Choice Company Inc.
12400 Race Track Road
Tampa, Florida 33626

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Better Choice Company Inc., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed registration by the Company of up to 4,500,000 shares of common stock, $0.001 par value per share (the “Common Stock,” and such shares of Common Stock, the “Shares”).

In that connection, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)          The Registration Statement and related prospectus;

(b)          The certificate of incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement, as filed with the Secretary of State of the State of Delaware on January 4, 2019, as amended by those certain certificates of amendment filed as Exhibits 3.2 – 3.5 to the Registration Statement, as filed with the Secretary of State of the State of Delaware on February 5, 2019, March 14, 2019, April 22, 2019, July 31, 2020, respectively (collectively, the “Certificate of Incorporation”), the certificate of designations, powers, preferences and other rights of preferred stock and qualifications limitations and restrictions thereof of Series F Preferred Stock of the Company, in the form filed as Exhibit 3.10 to the Registration Statement (the “Certificate of Designations” and together with the Certificate of Incorporation, the “Charter”) and the bylaws of the Company as presently in effect, in the form filed as Exhibit 3.7 to the Registration Statement, all as certified by an officer of the Company as of a recent date;

(c)          The Underwriting Agreement between the Company and D.A. Davidson & Co. in the form filed as Exhibit 1.1 to the Registration Statement; and

(d)          Resolutions adopted by the Company’s board of directors relating to Registration Statement.

Better Choice Company Inc.
June 16, 2021

The opinion set forth herein is subject to the following qualifications, which are in addition to any other qualifications contained herein:

A.          We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

B.          The opinion set forth herein is based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and our opinion does not apply to any change in, and the effect thereof on, any of the foregoing occurring after the date hereof.

C.          We have assumed without verification that, with respect to the minutes of any meetings of the stockholders of the Company or of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

D.          We have assumed without verification the accuracy and completeness of the information contained in (i) the Registration Statement (including but not limited to statements therein as to the number of shares of common stock issued and outstanding), as well as all of the other Documents and (ii) all corporate records made available to us by the Company.

E.          The foregoing opinion is qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

F.          We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. The opinion herein is as of the date hereof and is based on current law and facts and circumstances.  We have no obligation, and expressly decline any undertaking, to revise or supplement this opinion or otherwise advise you should applicable law or the existing facts and circumstances change.

Based on the foregoing, upon the assumptions that there will be no changes in the documents we have examined and the other matters referred to above, we are of the opinion that, upon (i) due action by the Board of Directors of the Company to determine the price per share of the Shares, (ii) the due execution and delivery of the Underwriting Agreement by the parties thereto, and (iii) the effectiveness of the Registration Statement under the Securities Act, the Shares will have been duly authorized and, when issued upon receipt of the Company of the consideration therefor, will be validly issued, fully paid and non-assessable.

Better Choice Company Inc.
June 16, 2021

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Meister Seelig & Fein LLP

Meister Seelig & Fein LLP